UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2008

Tuesday Morning Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-19658	75-2398532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6250 LBJ Freeway
Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 387-3562

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Kathleen Mason Employment Agreement

On September 29, 2008, Tuesday Morning Corporation (the “Company”) entered into an employment agreement (the “Mason Employment Agreement”) with Kathleen Mason, the Company’s President and Chief Executive Officer.  The Mason Employment Agreement amends and restates Ms. Mason’s existing employment agreement with the Company.  The term of the Mason Employment Agreement continues until Ms. Mason’s resignation, death or disability (including a waiting or qualifying period) as defined in the long-term disability insurance maintained by the Company for Ms. Mason or until the Board of Directors of the Company (the “Board”) terminates Ms. Mason’s employment.

Under the Mason Employment Agreement, Ms. Mason will continue to serve as the Company’s President and Chief Executive Officer.  During Ms. Mason’s employment the Company will also nominate, and use its reasonable efforts to cause the election of, Ms. Mason to serve as a member of the Board.  Her annual base salary will not be less than $750,000, and she is entitled to receive the benefits the Company generally provides to other senior executive employees.  In addition, if the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan (the “2008 Plan”) is approved by the Company’s stockholders at the 2008 annual meeting of stockholders to be held on November 14, 2008 (the “Annual Meeting”), then Ms. Mason will receive the following:

(i)                                    an annual restricted stock award with a value (determined as of the date of the award) equal to $250,000 per award on June 30 of each fiscal year ending June 30, 2009, 2010 and 2011;

(ii)                                 an immediate combined award of an incentive stock option and non-qualified stock option (the “New Mason Stock Options”) to purchase 500,000 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), with an allocation subject to the discretion of the Compensation Committee of the Board (the “Compensation Committee”) with the goal of maximizing the number of shares subject to the incentive stock option, and the New Mason Stock Options will have an exercise price per share based on the closing price of the Common Stock on November 14, 2008, vest ratably on a daily basis over three years, and have a term of 10 years; and

(iii)                              an immediate restricted stock award having a fair market value equal to $1,500,000, which will be subject to forfeiture restrictions, that will lapse in equal installments on each of November 14, 2009, 2010 and 2011.

In the event that the 2008 Plan is not approved by the stockholders of the Company at the Annual Meeting, then Ms. Mason will receive a cash bonus in the amount of $500,000 on June 30 of each fiscal year ending June 30, 2009, 2010 and 2011.  This cash bonus would be in addition to any cash bonus Ms. Mason may receive under the Company’s annual cash incentive plan.

Under the Mason Employment Agreement, Ms. Mason has agreed not to compete with the Company, solicit the Company’s employees, or interfere with certain of the Company’s business relationships, during her employment with the Company and for 18 months following termination of her employment.  Additionally, Ms. Mason is not allowed to disclose any confidential information related to the Company known to her prior to the date of the Mason Employment Agreement or while employed by Company concerning the Company’s business or affairs.

If Ms. Mason’s employment is terminated by the Company without Cause or by Ms. Mason with Good Reason, and, in either case, there has been no Change of Control (as defined in the Mason Employment Agreement) during the three years before such termination, then Ms. Mason will be entitled to receive for 18 months thereafter severance payments (the “Monthly Severance Payments”) equal to 1/12 of the sum (the “Termination Payment Sum”) of (i) Ms. Mason’s base salary then in effect; (ii) the most recent cash bonuses for a full fiscal year received by Ms. Mason; and (iii) the amount of the most recent Additional Compensation (as defined in the next sentence) Ms. Mason has received for a full fiscal year.  The “Additional Compensation” is the annual restricted stock award granted to Ms. Mason (if the 2008 Plan is approved) or the $500,000 annual cash bonus that will be received by Ms. Mason (if the 2008 Plan is not approved).  Additionally, (1) (a) the New Mason Stock Options, (b) the options to purchase shares of Common Stock granted to Ms. Mason on July 25, 2000 in connection with her original employment agreement, and (c) the options to purchase shares of Common Stock granted to Ms. Mason on April 23, 2003 (collectively, the options referred to in (a), (b) and (c), the “Mason Stock Options”), that are then vested will continue to be exercisable until the end of their term, and (2) of the Mason Stock Options which are not then vested, an amount of options equal to that amount which would have vested within one year of such termination will vest and become exercisable upon such termination and continue to be exercisable until the end of their term.

If Ms. Mason’s employment is terminated by the Company without Cause, or if Ms. Mason terminates her employment with Good Reason, and (in either case), there has been a Change of Control during the three years before such termination, then Ms. Mason will be entitled to receive a lump sum payment in an amount equal to: (1) if the termination of employment occurs before the first anniversary of the date of the Change of Control, 2.99 times the Termination Payment Sum; (2) if the termination of employment occurs after the first anniversary of the date of the Change of Control, but before the second anniversary of the date of the Change of Control, 2.25 times the Termination Payment Sum; and (3) if the termination of employment occurs after the second anniversary of the date of the Change of Control but before the third anniversary of the date of the Change of Control, 1.5 times the Termination Payment Sum.

If Ms. Mason’s employment is terminated for any other reason other than as set forth above in the preceding paragraphs, Ms. Mason will only be entitled to her base salary through the date of termination of employment, provided, however, that if such employment is terminated by her death, the Company will continue to cover Ms. Mason’s immediate family under her medical and dental insurance for six months.

The forgoing description of the Mason Employment Agreement is not complete and is qualified in its entirety by reference to the Mason Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.  Capitalized terms used in this section but not otherwise defined shall have the meaning ascribed to such terms in the Mason Employment Agreement.

Michael J. Marchetti Employment Agreement

On October 2, 2008, the Company entered into an employment agreement (the “ Marchetti Employment Agreement”) with Michael J. Marchetti, the Company’s Executive Vice President and Chief Operating Officer.  The term of the Marchetti Employment Agreement continues until Mr. Marchetti’s resignation, death or disability (including a waiting or qualifying period) as defined in the long-term disability insurance maintained by the Company for Mr. Marchetti or until the Board terminates Mr. Marchetti’s employment.

Under the Marchetti Employment Agreement, Mr. Marchetti will continue to serve as the Company’s Executive Vice President and Chief Operating Officer.  His annual base salary will not be less than $450,000, and he is entitled to receive the benefits the Company generally provides to other senior executive employees.  In addition, if the 2008 Plan is approved by the Company’s stockholders at the Annual Meeting, then Mr. Marchetti will receive the following:

(i)                                    a one time restricted stock award with a value (determined as of the date of the award) equal to $100,000 on June 30, 2009;

(ii)                                 an immediate combined award of an incentive stock option and non-qualified stock option (the “New Marchetti Stock Options”) to purchase 100,000 shares of Common Stock, with an allocation subject to the discretion of the Compensation Committee, with the goal of maximizing the number of shares subject to the incentive stock option, and the New Marchetti Stock Options will have an exercise price per share based on the closing price of the Common Stock on November 14, 2008, vest ratably on a daily basis over three years, and have a term of 10 years; and

(iii)                              an immediate restricted stock award having a fair market value equal to $600,000, which will be subject to forfeiture restrictions, that will lapse in equal installments on each of November 14, 2009, 2010 and 2011.

In the event that the 2008 Plan is not approved by the stockholders of the Company at the Annual Meeting, then Mr. Marchetti will receive a cash bonus in the amount of $200,000 on June 30 of each fiscal year ending June 30, 2009, 2010 and 2011.  This cash bonus would be in addition to any cash bonus Mr. Marchetti may receive under the Company’s annual cash incentive plan.

Under the Marchetti Employment Agreement, Mr. Marchetti has agreed not to compete with the Company, solicit the Company’s employees, or interfere with certain of the Company’s business relationships, during his employment with the Company and for 18 months following termination of his employment.  Additionally, Mr. Marchetti is not allowed to disclose any confidential information related to the Company known to him prior to the date of the Marchetti Employment Agreement or while employed by Company concerning the Company’s business or affairs.

If Mr. Marchetti’s employment is terminated by the Company without Cause or by Mr. Marchetti with Good Reason, and, in either case, there has been no Change of Control (as defined in the Marchetti Employment Agreement) during the three years before such termination, then Mr. Marchetti will be entitled to receive for 18 months thereafter severance payments (the “Monthly Severance Payments”) equal to 1/12 of the sum (the “Termination Payment Sum”) of (i) Mr. Marchetti’s base salary then in effect and (ii) the most recent cash bonuses for a full fiscal year received by Mr. Marchetti (including bonuses pursuant to the Company’s annual cash incentive plan and any annual cash bonus Additional Compensation (as defined in the next sentence).  The “Additional Compensation” is the one time restricted stock award granted to Mr. Marchetti (if the 2008 Plan is approved) or the $200,000 annual cash bonus that will be received by Mr. Marchetti (if the 2008 Plan is not approved).  Additionally, (1) (a) the New Marchetti Stock Options, (b) the options to purchase shares of Common Stock granted to Mr. Marchetti as described in paragraph 3(c) of the Marchetti Employment Agreement (collectively, the options referred to in (a) and (b), the “Marchetti Stock Options”), that are then vested will continue to be exercisable until the end of their term, and (2) of the Marchetti Stock Options which are not then vested, an amount of options equal to that amount which would have vested within one year of such termination will vest and become exercisable upon such termination and continue to be exercisable until the end of their term.

If Mr. Marchetti’s employment is terminated by the Company without Cause, or if Mr. Marchetti terminates his employment with Good Reason, and (in either case), there has been a Change of Control during the three years before such termination, then Mr. Marchetti will be entitled to receive a lump sum payment in an amount equal to: (1) if the termination of employment occurs before the first anniversary of the date of the Change of Control, 2.99 times the Termination Payment Sum; (2) if the termination of employment occurs after the first anniversary of the date of the Change of Control, but before the second anniversary of the date of the Change of Control, 2.25 times the Termination Payment Sum; and (3) if the termination of employment occurs after the second anniversary of the date of the Change of Control but before the third anniversary of the date of the Change of Control, 1.5 times the Termination Payment Sum.

If Mr. Marchetti’s employment is terminated for any other reason other than as set forth above in the preceding paragraphs, Mr. Marchetti will only be entitled to his base salary through the date of termination of employment, provided, however, that if such employment is terminated by his death, the Company will continue to cover Mr. Marchetti’s immediate family under his medical and dental insurance for six months.

The forgoing description of the Marchetti Employment Agreement is not complete and is qualified in its entirety by reference to the Marchetti Employment Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.  Capitalized terms used in this section but not otherwise defined shall have the meaning ascribed to such terms in the Marchetti Employment Agreement.

Retirement of Henry Frigon from the Board of Directors

On October 3, 2008, Henry Frigon notified the Board that he intends to retire as a director of the Company effective as of the date of the Annual Meeting, which meeting is to be held on November 14, 2008.  Mr. Frigon has not been nominated by the Board for re-election by the stockholders at the Annual Meeting.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated September 29, 2008, between Tuesday Morning Corporation and Kathleen Mason
10.2	Employment Agreement, dated October 2, 2008, between Tuesday Morning Corporation and Michael J. Marchetti

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUESDAY MORNING CORPORATION

Date: October 3, 2008	By:	/s/ Stephanie Bowman
Stephanie Bowman
Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

(d)                                 Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated September 29, 2008, between Tuesday Morning Corporation and Kathleen Mason
10.2	Employment Agreement, dated October 2, 2008, between Tuesday Morning Corporation and Michael J. Marchetti